Exhibit 10.6

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EXCLUSIVE LICENSE AGREEMENT BETWEEN

CHILDREN’S MEDICAL CENTER CORPORATION

AND

SCHOLAR ROCK, INC.

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EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”) is made and entered into as of the date last written below (the “Effective Date”), by and among CHILDREN’S MEDICAL CENTER CORPORATION, a charitable corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having Its principal office at 300 Longwood Avenue, Boston, Massachusetts, 02115, U.S.A. (hereinafter referred to as “CMCC”), SCHOLAR ROCK, Inc., a Delaware corporation, and wholly-owned subsidiary of Scholar Rock, LLC (“Parent”), having Its principal office at 300 Third St., 4th Floor, Cambridge, Massachusetts, 02142, U.S.A. (hereinafter referred to as “Licensee”), and solely with respect to Article IV, Paragraph A 3, Parent.  CMCC and Licensee may also be referred to individually as (“Party”) or collectively as (“Parties”).

WHEREAS, Dr. Timothy Springer a research investigator of Boston Children’s Hospital (“BCH”), Dr. Leonard Zon, a research investigator, of BCH along with Dr. Nagesh Mahanthappa are co-inventors of the invention described and claimed in the Patent Rights as defined below; and

WHEREAS, CMCC and Licensee are co-owners of the Patent Rights; and

WHEREAS, CMCC by assignment of all of the rights of Dr. Springer and Dr. Zon, for such Patent Rights has the right to grant its rights exclusively under the Patent Rights to Licensee; and

WHEREAS, as part of Its charitable mission, CMCC desires to have the Patent Rights used to promote the public Interest; and

WHEREAS, Licensee has represented to CMCC that Licensee or its principals are experienced in the development of products similar to the technology which is the subject of this Agreement; that Licensee is ready, willing and able to engage in the development, production, manufacture, marketing and sale of Licensed Products (as that term shall be defined hereafter) and/or the use of Licensed Processes (as that term shall be defined hereafter) and that Licensee will implement a diligent development program as described in this Agreement; and

WHEREAS, in order to promote effective development and distribution of a Licensed Product and/or use of Licensed Processes for the public interest, Licensee desires to obtain an

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exclusive license hereunder, within a designated territory and for a prescribed field of use, relating to certain licensed products and processes within the scope of the Patent Rights, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Parties hereto agree as follows:

ARTICLE I.                          DEFINITIONS

For the purpose of this Agreement, the following words and phrases shall have the meanings set forth below:

A.            “Affiliate” means any company or other legal entity actually controlling, controlled by or under common control with a Party.  For purposes of the definition of “Affiliate” the term “control” shall mean:  (i) in the case of a corporate entity, the ability to effect the election of directors, or in the case of a for-profit entity direct or indirect ownership of at least a majority of the stock or participating shares entitled to vote for the election of directors of that entity, in any case coupled with active managerial involvement and accountability for directing the business and affairs of that entity; (ii) In the case of a partnership, the power customarily held by a managing partner to direct the management and policies of such partnership, provided that such power is actively exercised; or (iii) in the case of a joint venture, whether in corporate, partnership or other legal form, a prevailing joint economic interest coupled with a managerial role entailing active direction, control and accountability with respect to the business and affairs of the entity.

B.            “Combination Product(s) or Process(es)” means a product or process that includes a Licensed Product or Licensed Process sold in combination with another components) whose manufacture, use or sale by an unlicensed party would not constitute an infringement of the Patent Rights licensed In this Agreement.

C.            “Commercially Reasonable Efforts” means diligent efforts and resources consistent with practices commonly used in Licensee’s industry for a product at a similar state in its development or product life, taking into account efficacy, safety, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, regulatory approvals, and maintaining the priority of rapid and effective development of the technology in Licensee’s corporate strategy.

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D.            “Distributor” means a person or an entity engaged in distribution or sales of Licensed Products or Licensed Processes for a price or fee under an arrangement with Licensee or a Sublicensee to engage in such distribution and sales, wholesale or retail, by an agreement to re-distribute and/ or re-sell a Licensed Product.  Distributors shall include, without limitation, dealers, resellers, value added resellers, and other similar purchasers.  For purposes of this definition, the term “Distributor” shall not include an Affiliate of Licensee or Sublicensees.

E.             “Field of Use” means all uses.

F.              “First Commercial Sale” means, with respect to each country:  (i) the first sale of any Licensed Product or Licensed Process by Licensee or any Sublicensee, following approval of such Licensed Product’s or Licensed Process’s marketing by the appropriate governmental agency, if any such approval is necessary, for the country in which the sale is to be made; or (ii) when governmental approval is not required, the first sale in that country of the Licensed Product or Licensed Process.  “First Commercial Sale” shall not Include compassionate use, patient assistance, or other like programs.

G.            “Licensed Product” means any product or part thereof in the Field of Use:

1.              The manufacture, use or sale of which absent the license granted hereunder this Agreement and the joint rights of Licensee in the Patent Rights, would infringe any one of the Valid Claims contained in the Patent Rights in any country within the Territory; or

2.              The manufacture or use of which uses a “Licensed Process” as that term shall be defined hereafter.

H.           “Licensed Process” means any process that absent the license granted hereunder this Agreement and the joint rights of Licensee in the Patent Rights, would infringe any one of the Valid Claims contained in the Patent Rights in any country in the Territory.

I.                “Net Sales” means the largest of gross sales billed, invoiced, or received (whichever occurs first) for sales, leases, or other transfers by Licensee, its Affiliates, or its Sublicensees (each a “Selling Party” or (“Selling Parties”)) for any Licensed Products or

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Licensed Processes, less (to the extent appropriately documented) the following amounts:

(a)         credits and allowances for price adjustment, rejection, or return of Licensed Products previously sold;

(b)         rebates, quantity and cash discounts, and insurance, coverage or other medical discounts or chargebacks to purchasers or others allowed and taken;

(c)          amounts for third party transportation, insurance, handling or shipping charges to purchasers; and

(d)         taxes, duties and other governmental charges levied on or measured by the sale of Licensed Products, whether absorbed by the Selling Party or paid by the purchaser so long as the Selling Party’s price is reduced thereby, but not franchise or income taxes of any kind whatsoever.

Net Sales also includes the fair market value of any non-cash consideration received by any Selling Party in connection with the sale, lease, or other transfer of Licensed Products, Transfer of a Licensed Product within Licensee or between any Selling Parties for sale by the transferee shall not be considered a Net Sate for purposes of ascertaining royalty charges.

J.                “Non-Royalty Sublicensing Income” means any payments or other consideration that Licensee or any of its Affiliates receives, other than amounts received on account of Net Sales (i.e., excluding royalty or profit share amounts based on Net Sales) in consideration of the grant of a Sublicense permitted under Article II Paragraph G, to a Sublicensee (including any fees or consideration for the grant of an option to obtain such Sublicense), including without limitation license fees (other than royalty or profit share amounts based on Net Sales or other sales or dispositions of Licensed Products or Licensed Processes, including as reimbursement of royalties payable by Licensee hereunder), milestone payments and license maintenance fees, but specifically excluding:  (a) payments used to cover costs to be incurred by or on behalf of Licensee or any of its Affiliates (including equipment purchases and full-time equivalent personnel actually provided by or on behalf of Licensee or any Its Affiliates) in the research and

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development and commercialization of Licensed Products, (b) reimbursement of milestone payments paid by Licensee for milestones in Article IV Royalties, Equity and Other Payments hereunder, (c) loans or other debt obligations, or (d) payments made in consideration of equity or convertible debt securities of Licensee or any of Its Affiliates.  For clarity, references to “Net Sales” above in this paragraph Includes any amounts received by Licensee or any of its Affiliates metered on sales, leases, or other transfers of Licensed Products or Licensed Processes, and thus are excluded from Non-Royalty Sublicensing Income.

If, as part of the same or a related transaction in which Licensee sublicenses any of its rights to Licensed Products and Licensed Processes, Licensee or any of Its Affiliates also licenses, sublicenses or otherwise grants rights under patent rights, know-how, other intellectual property rights or agrees to perform other rights or obligations other than the Patent Rights (collectively, “Other Rights”), then Licensee shall in good faith equitably apportion, in accordance with customary standards in the Industry, the consideration received by Licensee and its Affiliates under such transaction between the Patent Rights and such Other Rights, and such portion allocated to the Patent Rights shall constitute Non-Royalty Sublicensing Income.  Licensee shall deliver to CMCC a written report setting forth such apportionment and, in the event CMCC disagrees with the determination made by Licensee, CMCC shall so notify Licensee within thirty (30) days of receipt of Licensee’s report and the Parties shall meet to discuss and resolve such disagreement in good faith.  If the Parties are unable to resolve such disagreement within thirty (30) days, then the matter shall be submitted In accordance with the dispute resolution process set forth in Article XIV, and if Licensee owes additional monies to CMCC after the conclusion of such process, Licensee shall have thirty (30) days after the completion of such process to make such payment to CMCC.

K.            “Patent Rights” means all of the following intellectual property which CMCC owns or has rights to during the Term (as hereafter defined) as the United States patents issued from the applications listed in Appendix 1 incorporated herein, and from divisionals and continuations of these applications and any reissues, reexaminations, extensions of or substitutes therefrom, of such United States patents; claims of continuation-in-part applications and continuation-in-part patents directed to subject matter specifically

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described In the applications listed in Appendix 1; and claims of all foreign patent applications, foreign patents, all rights of priority, and other intellectual property which are directed to subject matter specifically described in the United States patents and/or patent applications listed In Appendix 1.

L.             “Sublicensee” means a person or entity unaffiliated (e.g. not an Affiliate) with Licensee to whom Licensee has granted an arm’s length sublicense to the Patent Rights or option to the Patent Rights under this Agreement, and any such sublicense is referred to as a “Sublicense” hereunder.

M.         “Territory” means worldwide.

N.            “Term” shall have the meaning stated in Paragraph A of Article XV.

O.            “Valid Claim” means (a) a claim of an issued and unexpired patent which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, un-appealable or un-appealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) a claim of a pending patent application that was filed and has not been (i) cancelled, withdrawn, abandoned or finally disallowed without the possibility of appeal or refiling of such application, or (ii) pending for more than [***] since such claim was first presented.  However in the event such aforementioned pending claims issue after such [***] period, such claims will be Valid Claims to the extent they satisfy the provisions of (a) in the preceding sentence.

ARTICLE II.                     GRANT

A.            Subject to the terms of this Agreement, and conditioned on the faithful performance by Licensee of its obligations hereunder, CMCC hereby grants to Licensee and its Affiliates the right and exclusive license to develop, have developed, commercialize, have commercialized, make, have made, manufacture, have manufactured, use, have used, offer for sale, have offered for sale, sell, have sold, import, or have imported Licensed Products and practice or have practiced the Licensed Processes in the Territory in the Field of Use to the end of the Term, unless sooner terminated as provided in this Agreement.

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B.            Notwithstanding anything above to the contrary, CMCC shall retain a royalty-free, nonexclusive, right to practice and/or use the Patent Rights for research, educational, clinical and/or charitable purposes, but no commercial purposes.  For the avoidance of doubt, receipt of payment by CMCC for such clinical use shall not be deemed a commercial use.  CMCC shall have the right to license [for a nominal fee (such as shipping and handling charges)] the Patent Rights to other academic or nonprofit research organizations to practice and/or use the Patent Rights for research (excluding sponsored research), teaching and educational purposes only (“Academic License”).  Any such Academic License granted by CMCC permitted hereunder this Paragraph B shall specifically exclude and prohibit commercialization of the Patent Rights unless such organization enters into an agreement with Licensee on terms consistent with this Agreement but in other respects agreeable to Licensee in Licensee’s sole discretion.

C.            Notwithstanding any other provision of this Agreement, the license and any sublicense shall be subject to Licensee’s warranty to comply with all applicable laws and regulations.

D.            The license granted hereunder shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise as to any Inventions, discoveries, know-how, technology or other Intellectual property not described in Paragraph A of this Article II.

As a condition of the license granted hereunder, Licensee hereby irrevocably covenants and agrees that it will not, directly or indirectly, in any respect, use non-public information it has acquired in the course of prosecution of the Patent Rights from CMCC and/or patent counsel prosecuting the Patent Rights, to challenge CMCC’s ownership of the Patent Rights.  Such information shall be considered Confidential Information of CMCC and is subject to the provisions of Article VI.  Any Sublicense granted by Licensee shall contain an Identical commitment by the Sublicensee.

E.             Nothing in this Agreement shall be construed to limit or constrain CMCC, or any officer, director, employee, member of its medical staff, or of any CMCC Affiliate, from continuing to engage in related research; or from the development of related or unrelated inventions, discoveries, rights or technology, and from practicing, licensing or sublicensing related or unrelated intellectual property rights arising from inventions

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occurring after the Effective Date of this Agreement; or from academic publication related thereto; or from entering into agreements and other relationships with other persons or organizations related to matters not directly and expressly within the scope of this Agreement.

F.              Licensee shall have the right to enter into sublicensing agreements with respect to any of the rights, privileges, and licenses granted hereunder, subject to the terms and conditions hereof.  In the event CMCC terminates this Agreement before the end of its Term, Licensee shall be responsible for promptly notifying Sublicensees of such termination.  Sublicensees so notified may, to the extent their Sublicenses allow, request CMCC to enter into direct licenses with them by sending to CMCC written notice, received no later than thirty (30) days after the License termination takes effect, that the Sublicensee; (i) reaffirms the terms and conditions of this Agreement as it relates to the rights the Sublicensee has been granted under the Sublicense; (ii) agrees to abide by all of the terms and conditions of this Agreement applicable to the Sublicensee and to discharge directly all pertinent obligations of Licensee which Licensee is obligated hereunder to discharge; and (iii) acknowledges that CMCC shall have no obligations to the Sublicensee other than its pertinent obligations set forth in this Agreement with regard to Licensee.  Provided that the Sublicensee notice to CMCC as set forth in this clause is satisfactory, and Sublicensee Is not in breach of its Sublicense, CMCC and Sublicensee shall negotiate in good faith to grant to such Sublicensee license rights and terms equivalent to the sublicense rights and terms which the Licensee shall have previously granted to said Sublicensee, to the extent that those rights were granted by CMCC to the Licensee under this Agreement.  CMCC may decline to enter into a direct license agreement with Sublicensee where Sublicensee cannot or declines to perform the obligations of Licensee hereunder, including without limitation Development Plan (as defined below) obligations.

G.            Licensee agrees that any sublicense granted by it shall provide that the obligations to CMCC of Articles II (Grant), V (Reports, Records and Related Matters), VIII (Infringement), IX (Uniform Indemnification and Insurance Provisions), XI (Compliance with Laws; Export Controls), XII (Non-Use of Names), XIII (Assignment), XIV (Dispute Resolution and Arbitration), XV (Term and Termination) and XVII (General Provisions) of

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this Agreement shall be binding upon the Sublicensee, for the benefit of CMCC, as if it were a party to this Agreement (“Pass Through Provisions”).  In addition, every Sublicense shall contain within it requirements for commercially reasonable due diligence in developing or exploiting the Patent Rights, or selling Licensed Products, as specifically applicable, and shall require that Licensee enforce those provisions consistent with achieving Licensee’s obligations pursuant to this Agreement.  Licensee shall be obligated to CMCC for the acts and omissions of Sublicensees with respect to the Pass Through Provisions.  Licensee agrees to provide to CMCC notice of any Sublicense granted hereunder and to forward to CMCC a copy of any and all fully executed Sublicense within thirty (30) days of execution.  Licensee further agrees to forward to CMCC annually a copy of such reports received by Licensee from its Sublicensees, if any, during the preceding twelve (12) month period as shall be pertinent to a royalty accounting under the applicable Sublicense and compliance with the other terms of this Agreement.

H.           Licensee shall advise CMCC in writing of any consideration received from Sublicensees and Distributors, and, at CMCC’s request, provide such Information in an electronic or other format recognizable by CMCC’s data processing systems for example Microsoft Excel®.  Licensee shall not accept from any Sublicensee or Distributor anything of value in lieu of cash payments to discharge its payment obligations under any sublicense or distribution agreement, respectively, related to this Agreement or marketing and sale of Licensed Products, without the express written permission of CMCC, which permission shall not be unreasonably withheld but may take Into account a reasonable valuation for purposes of Licensee’s payment obligations to CMCC.

ARTICLE III.                DUE DILIGENCE AND RELATED MATTERS

A.            Licensee, upon execution of this Agreement, shall use Commercially Reasonable Efforts to bring one or more Licensed Products to market.  Thereafter, until expiration or termination of this Agreement, Licensee shall keep Licensed Products available to the public, in quantities sufficient to meet market demand, in the Territory, on terms appropriate for public access and public benefit.

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B.            In addition to its general obligation to use Commercially Reasonable Efforts, Licensee shall implement a written development and commercialization plan (“Development Plan”), which may be amended from time to time pursuant to Paragraph C of this Article III Licensee’s Initial Development Plan is attached hereto as Appendix 2 and is hereby incorporated herein by reference.  Absent CMCC’s consent as provided in Paragraph C of this Article III, the timeframes and Licensee’s obligations described in the Development Plan shall be treated as definitive.  Such Development Plan and revisions to such Development Plan under Paragraph C of this Article III disclosed to CMCC shall be considered Confidential Information, and shall be subject to the provisions contained in Article VI.

C.            Except for Diligence Specifications as defined in Paragraph D of this Article III, CMCC shall not unreasonably withhold, condition or delay (it being understood that CMCC may reasonably condition its consent), its consent to revision of the Development Plan when requested in writing In advance by Licensee and the request is supported by evidence reasonably acceptable to CMCC:  (i) of technical difficulties or delays in the clinical studies or regulatory process that could not reasonably have been avoided; (ii) Licensee is proposing and will implement satisfactory and effective means of addressing such difficulties or delays, including sufficient financial and technical resources; and (iii) that Licensee, its Affiliates and/or Sublicensees have in good faith made Commercially Reasonable Efforts and expended resources contemplated by the Development Plan.

D.            Notwithstanding Paragraphs B and C of this Article III, Licensee agrees that Licensee’s failure to achieve the following specific requirements of the Development Plan (“Diligence Specifications”) shall be sufficient grounds for the actions specified in this paragraph:

(i)             [***];

(ii)          [***];

(iii)       [***];

(iv)      [***];

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(v)         [***]; and

(vi)      [***].

The Parties agree that Licensee’s failure to achieve any of the Diligence Specifications will irreparably harm CMCC’s ability to ensure that a Licensed Product is timely developed for the public benefit.  In the event Licensee falls to meet any of the Diligence Specifications set forth in this Paragraph D in a timely manner, CMCC shall notify Licensee thereof in writing, and Licensee shall have sixty (60) days following such notification to establish, through written response to CMCC, to the reasonable satisfaction of CMCC that (i) It has met such objective(s); or (ii) a revision to the Diligence Specification is necessary and appropriate as contemplated above.  In the event Licensee falls to establish (i) or (ii) in such 60-day period to CMCC’s reasonable satisfaction in CMCC’s sole discretion, CMCC shall have the right in its sole discretion to terminate in whole or in part the license granted to Licensee under this Agreement pursuant to Article XV effective Immediately.

ARTICLE IV.                 ROYALTIES, EQUITY AND OTHER PAYMENTS

A.            For the rights, privileges and exclusive license granted hereunder, Licensee shall pay to CMCC the following amounts in the manner hereinafter provided.  Unless expressly stated otherwise in this Agreement, periodic payment obligations listed below shall endure through the Term of this Agreement, unless this Agreement shall be sooner terminated as hereinafter provided:

1.              A license Issue fee of $5,000, which shall be deemed earned as of the Effective Date and due and payable within thirty (30) days of the Effective Date.

2.              An annual license maintenance fee of $5,000 due and payable each year on the anniversary of the Effective Date for the first three (3) years and an annual license maintenance fee in the amount of $10,000 for each year thereafter.

3.              As soon as practicable following the Effective Date, but in any event no later than ten (10) days after the Effective Date, Parent shall grant CMCC 76,500 of Its Common Units (representing one percent (1%) of Parent on a fully-diluted basis as of the

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Effective Date (for the avoidance of doubt, the calculation of fully diluted shall Include all Incentive Units authorized for issuance under the Parent’s Second Amended and Restated Operating Agreement, dated as of December 13, 2013 (the “Operating Agreement”))) (the “Units”), provided that as a condition to the receipt of the Units, CMCC shall execute (i) a joinder agreement to the Operating Agreement, agreeing to be bound thereby as a member holding Common Units and (ii) a customary unit subscription agreement.

4.              Licensee shall make the following payments (the “Milestone Payments”) to CMCC within thirty (30) days following the achievement of such event for each Licensed Product (“Milestones”):

(a)         [***] Dollars (US [***]) [***];

(b)         [***] Dollars (US [***]) [***];

(c)          [***] Dollars (US [***]) [***]; and

(d)         [***] Dollars (US [***])[***].

5.              Licensee shall pay to CMCC royalties, on a country-by-country and Licensed Product-by-Licensed Product basis, on a calendar quarterly basis during the Term, at the graduated royalty rates specified in the following table with respect to the aggregate annual worldwide Net Sales of each Licensed Product in a calendar year, in those countries where the sale of such Licensed Product by a Selling Party infringes one or more Valid Claims:

Annual Worldwide Net Sales of Each Licensed Product in a Calendar Year	Royalty Rate
On such Net Sales up to and including [***] ($[***])	[***] percent ([***]%)
On such Net Sales above [***] ($[***]	[***] percent ([***]%)

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The applicable royalty rate shall be determined by reference to Net Sales for a Licensed Product on which royalties are paid in a given calendar year.  By way of example, in a given calendar year, if the aggregate annual Net Sales for a Licensed Product for which royalties are due under this Section were $[***], the following royalty payment would be payable (subject to all reductions set forth in this Agreement):  ([***] % x $[***]) + ([***]% x $[***]) = $[***].

6.              In the event Licensee has granted Sublicenses permitted under this Agreement Licensee shall pay to CMCC the following percentages of all Non-Royalty Sublicensing Income:

(i)             [***]% if [***];

(ii)          [***]% if [***]; and

(iii)       [***]% If [***].

B.            No multiple royalties shall be payable because any Licensed Product or Licensed Process, its manufacture, use, lease or sale are, or shall be, covered by more than one patent or patent application of the Patent Rights licensed under this Agreement.

C.            For purposes of calculating royalties, in the event that a Licensed Product includes both component(s) covered by a claim of a Patent Right (“Patented Component”) and a component which is diagnostically useable or therapeutically active alone or in a combination which does not require the Patented Component, and such component is not covered by a claim of a Patent Right (“Unpatented Component”), then Net Sales of the Combination Product or Combination Process shall be calculated using one of the following methods:

1.              By multiplying the Net Sales of the Combination Product or Combination Process during the applicable royalty accounting period (“accounting period”) by a fraction, the numerator of which is the aggregate gross selling price of the Patented Component(s) contained in the Combination Product or Combination Process if sold separately, and the denominator of which is the sum of the gross selling price of both

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the Patented Components) and the Unpatented Component(s) contained in the Combination Product or Combination Process if sold separately; or

2.              In the event that no such separate sales are made of the Patented Component(s) or the Unpatented Components during the applicable accounting period, Net Sales for purposes of determining royalties payable hereunder shall be calculated by multiplying the Net Sales of the Combination Product or Combination Process by a fraction, the numerator of which is the fully allocated production cost of the Patented Component(s) and the denominator of which is the sum of the fully allocated production costs of the Patented Components) and the Unpatented Component(s) contained in the Combination Product or Combination Process.  Such fully allocated costs shall be determined by using Licensee’s standard accounting procedures, which procedures must conform to standard cost accounting procedures.

D.            All payments shall be paid in United States dollars in Boston, Massachusetts, or at such other place as CMCC may reasonably designate consistent with the laws and regulations controlling In any foreign country.  If the currency conversion shall be required in connection with the payments of royalties or other amounts hereunder, the conversion shall be made by using the exchange rate prevailing In the east coast edition of the Wall Street Journal on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

E.             Payment of royalties specified in Paragraph A, Sections 5 and 6 of this Article IV shall be made by Licensee to CMCC within forty-five (45) days after March 31, June 30, September 30 and December 31 each year during the Term of this Agreement covering the quantity of Licensed Products sold by Licensee during the preceding calendar quarter.  The last such payment shall be made within forty-five (45) days after termination of this Agreement.  The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate of two percent (2%) above the prime rate as reported in the Wall Street Journal eastern edition on the due date.  The payment of such interest shall not foreclose CMCC from exercising any other rights it may have as a consequence of the lateness of any payment.

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ARTICLE V.                      REPORTS, RECORDS AND RELATED MATTERS

A.            Licensee shall keep, and shall require its Affiliates and Sublicensees as a condition of such Sublicense to keep, full, true and accurate books and records, including books of account in accordance with generally accepted accounting principles, In sufficient detail to enable CMCC to determine Licensee’s compliance with this Agreement, including diligence with respect to development, and the royalty and other amounts payable to CMCC under this Agreement.  Said books and records, including books of account in accordance with generally accepted accounting principles, shall be kept at each of the aforementioned relevant party’s principal place of business or the principal place of business of the appropriate division of such relevant party to which this Agreement relates.  Said books and the supporting data shall be retained for at least five (5) years following the end of the calendar year to which they pertain.

B.            CMCC shall have the right to inspect, copy and audit, on fifteen (15) days’ notice, the books and records described above from time to time to verify the reports provided for herein or compliance In other respects with this Agreement.  CMCC or its agents shall perform such inspection, copying and auditing at CMCC’s expense during Licensee’s regular business hours, if such audit reveals an underpayment of greater than five percent (5%), Licensee shall bear the full out-of-pocket expenses of such audit and shall remit any amounts due to CMCC within thirty (30) days of receiving notice thereof from CMCC.  If such audit reveals an overpayment, Licensee may take such overpayment as a credit under this Agreement.

C.            Until the later of First Commercial Sale of a Licensed Product or the last development milestone, Licensee shall provide to CMCC at least sixty (60) days after the end of each calendar year an annual report detailing the activities of Licensee, its Affiliates, and Sublicensees relative to achieving the objectives set forth in the Development Plan, including but not limited to, reports of financial expenditures to achieve said objectives; research and development activities; names, addresses and actions of all Sublicensees and Affiliates; the progress of obtaining regulatory approvals, with appropriate documentation [***].  Licensee shall also report on its progress under the Development Plan more frequently, but no more than quarterly, at CMCC’s written request.  CMCC agrees that Development Plans and Progress Reports provided to CMCC shall be

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considered Confidential Information, and shall be subject to the provisions contained in Article VI.

D.            After First Commercial Sale, within sixty (60) days after the end of each calendar quarter, Licensee shall deliver to CMCC, at Licensee’s expense, true and accurate reports for the said preceding quarter, giving such particulars of the business conducted by Licensee, its Affiliates and Its Sublicensees under this Agreement as shall be pertinent to CMCC determining compliance with this Agreement, including a royalty accounting hereunder and to verify Licensee’s activities with respect to achieving the objectives of the Development Plan described in Article III above.  These reports shall, at CMCC’s request, be provided by Licensee in an electronic or other format compatible with CMCC’s data processing and/or license management systems.  Reports shall include at least the following:

1.              Number of Licensed Products and Licensed Processes manufactured and sold.

2.              Number of Licensed Products sold to Boston Children’s Hospital.

3.              Total Net Sales for Licensed Products and Licensed Processes sold, by country.

4.              Accounting for all Licensed Products and Licensed Processes sold.

5.              Applicable deductions.

6.              Total royalties payable to CMCC.

7.              Names and addresses of all Sublicensees.

8.              Payments received by Licensee from Affiliates and Sublicensees.

9.              Royalties and Fees received from Affiliates and Sublicensees.

E.             On or before the ninetieth (90th) day following the close of Licensee’s fiscal year, or at such later time as made available to the Licensee’s investors, Licensee shall provide CMCC with Licensee’s certified financial statements for the preceding fiscal year, including without limitation all statements reflecting profits and losses from operations, cash balances, and any management letter.  When the Licensee first becomes subject

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to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, instead of providing the foregoing, Licensee will provide its Form 10-Q and Form 10-K reports to CMCC promptly after becoming publicly available.

F.              Licensee acknowledges that policies of CMCC, Harvard Medical School and affiliated organizations, relating to, inter alia, conflicts of interest and intellectual property, may affect certain direct and indirect arrangements between inventors and Licensee or related organizations.  During the Term of this Agreement, Licensee shall notify CMCC in writing at least thirty (30) days before Licensee, or any Affiliate, or any organization owned, controlled or influenced by an officer or director of Licensee, enters into any agreement other than this Agreement with or involving Dr. Timothy Springer, Dr. Leonard Zon, or members of their laboratories that Licensee knows are employed by CMCC, whether relating to sponsored research, consulting, board membership, securities, or otherwise.  Licensee’s notice to CMCC shall Include a detailed description of all proposed terms and conditions.  Licensee shall not enter Into such an agreement if it would violate such policies unless the terms and conditions of the agreement have been duly approved pursuant to such policies.

ARTICLE VI.                 CONFIDENTIALITY

A.            Each Party agrees, during the Term and for five (5) years after termination of this Agreement to maintain the confidentiality of the confidential Information of the other Party.  “Confidential Information” shall mean (1) information acquired by Licensee pursuant to Article II Paragraph F (2) information disclosed to CMCC pursuant to Article III Paragraphs B, C and Article V Paragraphs C, D, and E, or (3) other information relevant to this Agreement that the disclosing Party marks as confidential upon disclosure to the receiving Party.  The Parties agree not to disclose the other Party’s Confidential Information to any third-party without the prior written consent of such other Party, and to use such Confidential Information only as necessary to fulfill its obligations, or comply with any laws or in the reasonable exercise of rights granted to it under this Agreement.  Furthermore, either Party may disclose Confidential Information of the other Party to (a) its Affiliates, and to its and their directors, employees, consultants, and agents in each case who have a specific need to know such Confidential Information

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and who are bound by a like obligation of confidentiality and restriction on use, or (b) to the extent such disclosure is required to comply with applicable law or regulation or the order of a court of competent jurisdiction, to defend or prosecute litigation or to comply with the rules of the U.S. Securities and Exchange Commission, any stock exchange or listing entity; provided, however, that the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure.  Notwithstanding any other provision of this Agreement, each Party may disclose and use Confidential Information of the other Party as necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, or to submit regulatory filings.  Similarly, notwithstanding any other term of this Agreement, and in addition to (a) and (b) of this Paragraph A, CMCC shall have the right to disclose the nature, terms and copy of the Agreement to oversight bodies of CMCC, such as the Institutional review board or conflicts of interest committee, and to disclose the nature of this Agreement (without including financial terms of the license but Including reasonable detail about its overall structure, business goats and status of active clinical trials) in organizational communications, such as the Annual Report of the Technology and Innovation Development Office, and publications of the Office of Public Affairs (not to be construed as press releases).  However Confidential information does not include any portion of the Confidential information which:

(i)             at the time of disclosure is in the public domain;

(ii)          after disclosure hereunder enters the public domain, except through breach of this Agreement by the receiving Party;

(iii)       the receiving Party can demonstrate was in the receiving Party’s possession prior to the time of disclosure by or on behalf of the disclosing Party hereunder, and was not acquired directly or Indirectly from the disclosing Party;

(iv)      becomes available to the receiving Party from a third-party which, to the knowledge of the receiving Party, is not legally prohibited from disclosing such Confidential Information; or

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(v)         the receiving Party can demonstrate was developed by or for the receiving Party independently of the disclosure of Confidential Information by the disclosing Party or its Affiliates.

B.            Licensee and CMCC agree that the confidentiality obligations hereunder shall require that each Party use confidentiality procedures and practices as each would use for its own confidential records.

C.            Licensee agrees that nothing herein shall prevent CMCC from disclosing or publishing CMCC information, or create any legal liability for doing so.

ARTICLE VII.    PATENT PROSECUTION

A.            Licensee shall be responsible for applying for, seeking issuance of, and maintaining during the Term the Patent Rights set forth in Appendix 1.  The prosecution, filing and maintenance of all Patent Rights applications and patents shall be the primary responsibility of Licensee, except that CMCC shall have reasonable opportunities to review and advise Licensee, Including with respect to the narrowing of claims that affect CMCC’s ownership interest, prior to any response or action submitted to any patent office.  However, Licensee shall not narrow claims that affect CMCC’s ownership interest without the prior written consent of CMCC, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood that CMCC may reasonably condition its consent).  CMCC shall reasonably cooperate with Licensee in the preparation, filing, prosecution and maintenance of the Patent Rights.  Licensee shall instruct its counsel to copy CMCC on all patent application and patent related correspondence.

B.            Licensee shall be responsible for, and shall bear all costs and expenses for the preparation, filing, prosecution and maintenance of patents underlying the Patent Rights.  If Licensee elects for such Patent Rights:  (i) to no longer pay the expenses of a patent application or patent in a given portion of the Territory, or (ii) decides to no longer pursue, maintain or retain a particular Patent Right in a given portion of the Territory, (each of (i) and (ii), a “Dropped Patent Right”) Licensee shall notify CMCC in writing not less than sixty (60) days prior to such action and shall thereby surrender its exclusive rights under such Dropped Patent Right.  Such notice shall not relieve Licensee from

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responsibility to pay for Dropped Patent Right related expenses incurred prior to the expiration of the sixty (60) day notice period (or such longer period specified in Licensee’s notice).

CMCC shall have the right to assume the filing, prosecution and/or maintenance of such Dropped Patent Right at CMCC’s expense, and with respect to jointly owned rights, in the names of both CMCC and Licensee, and Licensee’s license under this Agreement to such Dropped Patent Right will immediately cease.  At CMCC’s request, Licensee will discuss with CMCC entering into an agreement regarding any such Dropped Patent Right (which could include assignment of Licensee’s interest in such Dropped Patent Right to CMCC for present and future payments to Licensee), but neither Party is hereby obligated to enter into any such agreement.

ARTICLE VIII.  INFRINGEMENT

A.            Licensee and CMCC shall each inform the other promptly in writing of any alleged infringement by a third-party of the Patent Rights in the Field of Use within the scope of this Agreement and of any available evidence thereof.

B.            Licensee will have the obligation, at its own costs and expense, to defend from challenges the Patent Rights (other than Dropped Patent Rights) throughout the Territory with respect to the Field of Use (subject to consultation with CMCC on strategy, filings and selection and use of outside counsel), provided that Licensee will not settle or compromise any claim without the prior approval of CMCC, which may not be withheld, conditioned or delayed unreasonably (it being understood that CMCC may reasonably condition its consent), and will not make any admission as to CMCC without the prior approval of CMCC, which approval may not be withheld, conditioned or delayed unreasonably (it being understood that CMCC may reasonably condition Its consent).  During the Term, Licensee shall have the first right, to prosecute at its own expense any infringement of the Patent Rights and, in furtherance of such right, Licensee hereby agrees that CMCC may join Licensee as a party plaintiff in any such suit at its own expense, provided that CMCC shall join Licensee as a party plaintiff in any such suit upon the request of Licensee.  However, Licensee’s right to bring such first infringement action shall remain in effect only for so long as the license granted hereunder remains

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exclusive.  Prior to commencing any such action, Licensee shall consult with CMCC and shall consider the views of CMCC regarding the advisability of the proposed action including but not limited to whether such alleged infringer is an academic or non-profit third party and its effect on the public interest.  No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of CMCC, which consent shall not be unreasonably withheld, conditioned, or delayed (it being understood that CMCC may reasonably condition its consent).  Licensee shall indemnify CMCC against any order for costs that may be made against CMCC In such proceedings.  Any recovery or damages for past infringement derived therefrom will first be applied to CMCC and Licensee’s expenses, including reasonable attorneys’ fees, in connection therewith, and any balance remaining then will be divided [***] percent ([***]%) to Licensee and [***] percent ([***]%) to CMCC.

C.            If within twelve (12) months after having been notified of any alleged infringement, Licensee shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Licensee shall notify CMCC of its intention not to bring suit against any alleged infringer then, CMCC shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights.

D.            in the event CMCC shall undertake the enforcement and/or defense of the Patent Rights by litigation pursuant to Paragraph C of this Article VIII, any recovery of damages by CMCC for each such suit shall be applied first in satisfaction of any unreimbursed expenses, Including reasonable attorneys’ fees of the Licensee and CMCC relating to such suit.  Any balance remaining will then be divided [***] percent ([***]%) to CMCC and [***] percent ([***]%) to Licensee.

E.             In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Patent Rights shall be brought against Licensee, CMCC, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and participate In the defense of the action at its own expense.

F.              In any infringement suit which either Party may institute to enforce the Patent Rights pursuant to this Agreement, the other Party hereto shall cooperate in all reasonable

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respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

G.            Licensee shall during the exclusive period of this Agreement have the sole right subject to the terms and conditions hereof to sublicense any alleged infringer for future use of the Patent Rights to the extent licensed by this Agreement.  Any upfront fees paid to Licensee as part of such a sublicense shall be shared between Licensee and CMCC as Non-Royalty Sublicensing Income under this Agreement.

ARTICLE IX.     UNIFORM INDEMNIFICATION AND INSURANCE PROVISIONS

A.            Licensee shall indemnify, defend and hold harmless CMCC, its corporate affiliates, current or future directors, trustees, officers, faculty, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature (including without limitation reasonable attorneys’ fees and other costs and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

B.            Licensee’s indemnification under Article IX, Paragraph A above shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

C.            Intentionally omitted.

D.            Licensee agrees, at its own expense, to provide attorneys reasonably acceptable to CMCC to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

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E.             Beginning at the time as any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee, Affiliate or agent of Licensee, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional Insureds.  Such commercial general liability Insurance shall provide (i) product liability coverage and (ii) contractual liability coverage for Licensee’s indemnification under Article IX, Paragraphs A through D of this Agreement.  If Licensee elects to self-insure all or part of the limits described above(Including deductibles or retentions which are in excess of $250,000 annual aggregate), such self-insurance program must be acceptable to CMCC and the Risk Management Foundation of the Harvard Medical Institutions, Inc.  The minimum amount of insurance coverage required under this Article IX, Paragraph E, shall not be construed to create a limit of Licensee’s liability with respect to its indemnification under Article IX, Paragraphs A through D of this Agreement.

F.              Licensee shall provide CMCC with written evidence of such insurance upon request of CMCC.  Licensee shall provide CMCC with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.  Notwithstanding any other term of this Agreement, if Licensee does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, CMCC shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice of any additional waiting periods.

G.            Licensee shall maintain such commercial general liability insurance during (i) the period that any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee, Affiliate or agent of Licensee and (ii) a reasonable period after the period referred to above, which in no event shall be less than fifteen (15) years.

H.           The provisions of this Article IX shall survive expiration or termination of this Agreement.

I.                EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, CMCC MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT

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LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT, WITH RESPECT TO ANY MATTER WITHIN THE SCOPE OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY WARRANTY WITH RESPECT TO THE PATENT RIGHTS, LICENSED PRODUCTS, OR ANY PATENT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO LICENSEE HEREUNDER, AND HEREBY DISCLAIMS THE SAME.

J.                EXCEPT FOR LICENSEE’S INDEMNITY OBLIGATIONS UNDER PARAGRAPHS A AND E OF THIS ARTICLE IX, IN NO EVENT SHALL ANY PARTY, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES FACULTY, STUDENTS, MEDICAL AND PROFESSIONAL STAFF.  AGENTS AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

ARTICLE X.       REPRESENTATIONS

A.            Each Party hereby represents to the other Party as follows:

1.              In the case of Licensee it is a limited liability company and in the case of CMCC it Is a charitable corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed as the case may be, and has full limited liability company, corporate or other power and authority and the legal right to own or license and operate its property and assets and to carry on its business as It is now being conducted and as contemplated in this Agreement.

2.              This Agreement has been duly executed and delivered on behalf of such Party, by signatories duly authorized to enter Into this Agreement.

B.            To the best knowledge of TIDO;

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1.     As of the Effective Date, CMCC is the owner of all of its right, title and interest in and to the Patent Rights.

2.              As of the Effective Date, TIDO has no knowledge of any activities by third-parties that would constitute infringement or misappropriation of the Patent Rights within the Field of Use.

3.              As of the Effective Date, CMCC has not licensed, or optioned, any of its right, title and interest in and to the Patent Rights to any third party, or has entered into a sponsored research agreement or other written agreement to grant any such license or option.

ARTICLE XI.     COMPLIANCE WITH LAWS; EXPORT CONTROLS

A.            Licensee shall comply with all applicable laws and regulations, including, without limitation, statutes and regulations affecting drug testing, development, marketing and distribution; laws and implementing regulations of the Department of Commerce governing intellectual property in federally-funded inventions; and Export Administration Regulations of the United States Department of Commerce issued pursuant to the Export Administration Act of 1979 (50 App, U.S.C. §2401 et. seq.).  Licensee understands and acknowledges that transfer of certain technical data, computer software, laboratory prototypes and other commodities is subject to United States laws and regulations controlling their export, some of which prohibit or require a license for the export of certain types of technical data, to certain specified countries.  CMCC neither represents that a license shall not be required, nor that if required, it shall be issued.  Licensee hereby represents and warrants that it will comply with all United States laws and regulations, and any applicable similar laws and regulations of any other country, controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by Licensee and/or its Affiliates and/or Sublicensees, and that it will defend and hold CMCC and its Affiliates and their officers, directors, employees, agents, and medical staff harmless in the event of any legal action of any nature occasioned by such violation, and any action by any governmental agency or authority, or any other party, relating to any asserted illegality or regulatory violation in

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the development, production, approval, marketing, sale, storage, manufacture, distribution, export or commercialization of Licensed Products or Licensed Processes.

B.            It is the intention of the Parties hereto to comply with all applicable laws, rules, and regulations, including (i) the federal anti-kickback statute (42 U.S.C. §1320a-7b) and related safe harbor regulations, and (ii) the Limitation Certain Physician Referrals (42 U.S.C. §1395nn, the “Stark Law”).  Accordingly, the Parties agree and acknowledge that no consideration received under this Agreement is, or is intended to be, a prohibited payment for the recommending or arranging for the referral of business or ordering of Items or services, nor is any such consideration intended to induce illegal referrals of business.

ARTICLE XII.    NON-USE OF NAMES

A.            Licensee will not use the name, names, logos or trademarks of CMCC or any CMCC Affiliates, nor the name or photograph or other depletion of any employee or member of the staff of CMCC or such Affiliates, nor any adaptation of any of the foregoing, in any advertising, promotional, or sales literature without, in each case, prior written consent from CMCC and from the individual staff member, employee, or student if such individual’s name, photograph or depiction is used.  Notwithstanding the above, Licensee may state that it is licensed by CMCC under one or more patents and/or applications consistent with this Agreement, and Licensee may comply with disclosure requirements of all applicable laws relating to its business, including United States and state security laws.  In addition, Licensee may refer to publications by employees of CMCC in the scientific literature.

ARTICLE XIII.  ASSIGNMENT

CMCC may assign this Agreement at any time without the prior consent of Licensee-Except as otherwise provided herein, this Agreement is not assignable or delegable, in whole or in part, by Licensee without the prior written consent of CMCC acting through an authorized designee, and any purported assignment otherwise shall be void and of no effect.  Notwithstanding the foregoing, in the event Licensee merges with another entity, is acquired by another entity, or sells all or substantially all of its assets to another entity, Licensee may assign its rights and obligations hereunder to the surviving or acquiring entity if: (i) [***]; (ii)

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[***]; (iii) [***] and (iv) [***]; (a) reaffirmation of the terms of this Agreement; (b) an agreement to be bound by the terms of this Agreement; and (c) an agreement to perform the obligations of Licensee under this Agreement and (d) details satisfactory to CMCC concerning subparagraph (ii)-(iii) of this Article XIII.

ARTICLE XIV.  DISPUTE RESOLUTION AND ARBITRATION

A.            Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, which have not been resolved by good faith negotiations between the Parties shall be resolved by final and binding arbitration in Boston, Massachusetts, in accordance with the rules then obtaining applicable to the appointment of a single arbitrator of the American Health Lawyers Association, or In the event such arbitration is not then available under those rules, the rules of the American Arbitration Association (“AAA”).  All expenses and costs of the arbitrators and the arbitration in connection therewith will be shared equally, except that each Party will bear the costs of its prosecution and defense, including without limitation attorneys’ fees and the production of witnesses and other evidence.  Any award rendered in such arbitration shall be final and may be enforced by either Party.

B.            Notwithstanding the foregoing, nothing in this Agreement shall be construed to waive any rights or timely performance of any obligations existing under this Agreement, including without limitation Licensee’s obligations to make royalty and other payments, and also, unless CMCC has terminated the Agreement, Licensee’s obligation to continue due diligence and development obligations.  Notwithstanding any other provision of this Agreement, Licensee agrees that it shall not withhold or offset such payments, and agrees that Licensee’s sole remedy for alleged breaches by CMCC Is pursuant to this Article XIV.

C.            Notwithstanding any other term of this Agreement, prior arbitration shall not be required, nor shall any arbitrator have the power to enjoin, notice of termination or effective termination of the license by CMCC pursuant to Paragraphs B or C of Article XV of this Agreement.  Licensee may challenge any such termination and seek reinstatement of this Agreement as a remedy if such termination is found to be improper.

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ARTICLE XV.    TERM AND TERMINATION

A.            The term of this Agreement shall commence on the Effective Date and shall remain in effect until the expiration of the last expiring Patent Right (“Term”), unless earlier terminated in accordance with the provisions of this Agreement.

B.            Notwithstanding Article XIV of this Agreement, CMCC may terminate this Agreement immediately upon (1) the bankruptcy, legal insolvency, liquidation, dissolution or cessation of operations of Licensee; or the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of Licensee; or any assignment by Licensee for the benefit of creditors; or the filing of any involuntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of Licensee which is not dismissed within ninety (90) days of the date on which it is filed or commenced; or (2) upon any final judicial or administrative determination that this Agreement violates, or if continued would violate, in a substantial manner, any provision of the Federal Internal Revenue Code, applicable rights of the United States or obligations of CMCC under Title 15 of the United States Code, or other Federal or State laws applicable to CMCC; or (3) in the circumstances providing for termination described in Article III of this Agreement.

C.            CMCC may terminate this Agreement upon thirty (30) days prior written notice in the event of Licensee’s failure to pay to CMCC royalties and other payments due and payable hereunder in a timely manner, unless Licensee shall make all such payments to CMCC within said thirty (30) day period.  Notwithstanding Article XIV of this Agreement, upon the expiration of the thirty (30) day period, if Licensee shall not have made all such payments to CMCC, the rights, privileges and licenses granted hereunder shall terminate without further action by CMCC.

D.            Except as otherwise provided In Paragraphs B and C above and notwithstanding Article XIV of this Agreement, in the event that Licensee shall default in the performance of any obligations under this Agreement, and the default has not been remedied to CMCC’s satisfaction within sixty (60) days after the date of notice in writing of such default, CMCC may by written notice to Licensee terminate this Agreement effective immediately or upon such date as CMCC, in its sole discretion, shall designate in such notice,

E.             Notwithstanding Article XIV of this Agreement, CMCC may terminate this Agreement upon thirty (30) days written notice to Licensee if Licensee or Licensee’s Affiliates

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challenge or seek to challenge the validity of any Patent Right licensed hereunder.  The immediately preceding sentence shall apply to a Sublicensee and Its Affiliates (as well as Licensee and its Affiliates), but only if Licensee is able to obtain from such Sublicensee a similar “no challenge” provision for patent rights of Licensee licensed to such Sublicensee.

F.              Licensee shall have the right to terminate this Agreement at any time upon three (3) months’ prior written notice to CMCC, upon payment by Licensee of all amounts due CMCC through the effective date of termination.

G.            Upon termination of this Agreement for any reason, nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination.

H.           If Licensee terminates this Agreement, Licensee shall make available to CMCC, for purposes of its evaluation of the future viability of the technology, a summary of its results and progress under the Development Plan made in connection with the decision to terminate development.

ARTICLE XVI.       PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS

All notices, reports and/or other communications made In accordance with this Agreement shall be sufficiently made or given if delivered by hand, delivered by facsimile (with mechanical confirmation of transmission), or sent by overnight receipted mail, postage prepaid, or by reasonable, customary and reliable commercial overnight carrier in general usage, and addressed as follows:

In the case of CMCC:

Executive Director
Technology & Innovation Development Office
Boston Children’s Hospital
300 Longwood Avenue
Boston, MA 02115

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Payments shall be transmitted by reliable means to the same addressee, payable to Boston Children’s Hospital.

In the case of Licensee:

Chief Executive Officer
Scholar Rock, Inc.
300 Third Street, 4th Floor
Cambridge, MA 02142

or such other address as either Party shall notify the other in writing.  NOTICE SHALL BE EFFECTIVE UPON RECEIPT.

ARTICLE XVII.  GENERAL PROVISIONS

A.            All rights and remedies hereunder will be cumulative and not alternative.  This Agreement shall be construed and governed by the laws of the Commonwealth of Massachusetts without regard for any principle for the conflict of laws.

B.            This Agreement may be amended only by written agreement signed by the Parties.

C.            It is expressly agreed by the Parties hereto that CMCC and Licensee are independent contractors and nothing in this Agreement is intended to create an employer relationship, joint venture, or partnership between the Parties.  No Party has the authority to bind the other.

D.            Intentionally omitted.

E.             This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all proposals, representations, negotiations, agreements and other communications between the Parties, whether written or oral, with respect to the subject matter hereof.  Where inconsistent with the terms of any contemporaneous related agreements (such as sponsored research agreements), terms in this Agreement shall control.

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F.              If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be Impaired thereby.

G.            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the Party whose signature, appears thereon, but all of which taken together shall constitute but one and the same instrument.  This Agreement may be executed by facsimile or other form of electronic transmission, including pdf.

H.           The failure of either Party to assert a right to which it is entitled, or to insist upon compliance with any term or condition of this Agreement, shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

I.                Licensee agrees to mark any Licensed Products sold in the United States with all applicable United States patent numbers.  Licensed Products shipped to or sold in other countries shall be marked In such a manner as to conform with the patent laws and practices of the country of manufacture or sale.

J.                Each Party hereto agrees to execute, acknowledge and deliver such further instruments as may be necessary or reasonably appropriate to carry out the purposes and intent of this Agreement.

K.            The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date last written below.

CHILDREN’S MEDICAL CENTER CORPORATION	SCHOLAR ROCK, INC.

By:	By:

Name:	Name:	Nagesh Mahanthappa

Title:	Title:	President and CEO

Date:	Date:

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APPENDIX 1
Patent Rights

1.                                      [***].

2.                                      [***].

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APPENDIX 2
Development Plan

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